Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Miktam Technologies Americas Inc.

We hereby consent to the inclusion in the Form 10 of our of our review report on the financial statements of Miktam Technologies Americas Inc. (the “Company”) as its registered independent auditors dated November 12, 2009 as of and for the nine months ended September 30, 2009, and our audit report on the financial statements of the Company as its registered independent auditors dated March 29, 2009.

/s/Michael F. Albanese, CPA
_____________________________________
Michael F. Albanese, CPA
January 8, 2010